EXHIBIT 6.0

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the sole and managing member and the undersigned officers of Nuveen Securities, LLC (the “Company”), a Delaware limited liability company, hereby constitute and appoint William Adams IV, Mark Czarniecki and Scott S. Grace or any other Authorized Person as defined in the Company’s Written Consent of the Sole and Managing Member dated April 26, 2016, jointly and severally, as attorneys-in-fact, each with full power of substitution, to sign on behalf and in the name of the Company and to file with the Securities and Exchange Commission, or the securities regulatory authority of any state, Registration Statements on Form S-6, or any successor form or forms, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and any and all amendments thereto, including post-effective amendments, exhibits and any and all other appropriate documents in connection therewith or otherwise, relating to the proposed registration and issuance of units, both in the primary and the secondary markets, of unit investment trusts of every kind and nature created under Nuveen Unit Investment Trust, Series 133-200 and established in accordance with the Investment Company Act of 1940, as amended, for which the Company will act as sponsor, and hereby grant unto each of such attorneys-in-fact full power and authority to do and perform each and every lawful act and deed necessary to effectuate such Registration Statements, and to maintain the effectiveness of such Registration Statements for such unit investment trusts, that each or any of them may lawfully do or cause to be done.

IN WITNESS WHEREOF, the undersigned has hereunto set their hands this 26th day of April, 2016.

MEMBER: NUVEEN INVESTMENTS, INC. By: /s/ Lucas A. Satre Name: Lucas A. Satre Its: Senior Vice President
NUVEEN SECURITIES, LLC By: /s/ Margo L. Cook Name: Margo L. Cook Its: Co-Chief Executive Officer
NUVEEN SECURITIES, LLC By: /s/ William Adams IV Name: William Adams IV Its: Co-Chief Executive Officer
NUVEEN SECURITIES, LLC By: /s/ Sherri A. Hlavacek Name: Sherri A. Hlavacek Its: Executive Vice President, Chief Financial Officer and Corporate Controller